UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 15, 2010
Date of Report (Date of earliest event reported)

BLUE EARTH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140438	26-1909139
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

13511 Granville Ave , Clermont, FL 34711
(Address of principal executive office, including zip code)

(352) 729-0150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Blue Earth Solutions, Inc.
Form 8-K

The Registrant, Blue Earth Solutions, Inc., is referred to herein as “our”, “us” or “we”

Item 4.01  Changes in Registrant’s Certifying Accountant

On April 15, 2010, we received a resignation letter from Cross, Fernandez & Riley, LLP (“CFR”), whereby CFR resigned as our principal independent accountant.  CFR’s resignation is effective as of April 15, 2010.

On December 23, 2009, we engaged CFR as our independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, we had not consulted CFR regarding any of the matters set forth in Item 304(a)(1)(v) of Regulation S-K.

During the period from the commencement date of our engagement of CFR on December 23, 2009, through the date of resignation on April 15, 2010, there were no disagreements between us and CFR on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

We provided CFR with a copy of this Current Report on Form 8-K. Amendment No. 1 (“Amended Form 8-K),  prior to our filing of the Amended Form 8-K with the Securities and Exchange Commission (“SEC”) and requested that CFR furnish us with a letter addressed to the SEC stating whether it agrees with the statements made in this Current Report on the Amended Form 8-K, and if not, stating the respects in which it does not agree.  The letter from CFR dated April 21, 2010 was filed as Exhibit 16.1 to the Current Report on our original Form 8-K filed on April 21, 2010; however, that Exhibit was inadvertently addressed to Natural Blue Resources, Inc..  The Exhibit 16.1 filed herein is correctly addressed to us.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter from Cross, Fernandezx & Riley, LLP dated April 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

BLUE EARTH SOLUTIONS, INC.

Date May 19, 2010	By: /s/ Patricia Cohen
Partricia Cohen, Chief Executive Officer